BANK MERGER AGREEMENT

                             between

                 Union National Bank of Wichita

                               and

      First Community Federal Savings and Loan Association

                      under the charter of

                 Union National Bank of Wichita

                       under the title of

                 Union National Bank of Wichita

                          April 3, 1994


This Agreement made between Union National Bank of Wichita (hereinafter referred to as "UNB"), a national banking association organized under the laws of the United States, being located at Wichita, County of Sedgwick, in the State of Kansas, with a capital of $56,183,005, divided into 600,000 shares of common stock, each of $10.00, surplus of $25,258,005, and undivided profits, including capital reserves, of $24,925,000, as of closing on April 3, 1994, and First Community Federal Savings and Loan Association (hereinafter referred to as "FCF"), a savings and loan association organized under the laws of the United States, with its principal office being located at 321 East Tenth, Winfield, County of Cowley, in the State of Kansas, with a capital of $12,646,520 divided into 1 share of common stock of $12,646,520 par value, surplus of $0, and undivided profits, including capital reserves of $0, as of closing on April 3, 1994, each acting pursuant to a resolution of its Board of Directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC 215), witnesseth as follows:

Section 1.

FCF shall be merged into UNB under the charter of the latter.

Section 2.

The name of the receiving association (hereinafter referred to as the "association") shall be Union National Bank of Wichita.

Section 3.

The business of the association shall be that of a national banking association. This business shall be conducted by the association at its main office which shall be located at 150 North Main, Wichita, Kansas, and at its legally established branches.

Bank Merger Agreement
UNB/FCF
Page Two
April 3, 1994


Section 4.

The amount of capital stock of the association shall be $6,000,000 divided into 600,000 shares of common stock, each of $10.00 par value, and at the time the merger shall become effective, the association shall have a surplus of $25,258,005, and undivided profits, including capital reserves, of $24,925,000.

Section 5.

All assets as they exist at the effective time of the merger shall pass to and vest in the association without any conveyance or other transfer. The association shall be responsible for all of the liabilities of every kind and description, of each of the merging entities existing as of the effective time of the merger, (expressly including liabilities arising from the liquidation account of FCF). The Board of Directors of each entity at the time of the merger shall have satisfied themselves, that the statement of condition of each entity as of date of merger fairly presents its financial condition and since such dates there has been no material adverse change in the financial condition or business of either entity.

Section 6.

FCF shall contribute to the association acceptable assets having a book value at closing on April 3, 1994, of $147,933,000.

Section 7.

Of the capital stock of the association, the presently outstanding 600,000 shares of common stock each of $10.00 par value, and the holders of it shall retain their present rights.

Section 8.

The present Board of Directors of UNB shall continue to serve as the Board of Directors of the association together with any new members to be added by the shareholders of UNB until the next annual meeting or as is allowed under the Bylaws and Articles of Association of the association or until such time as their successors have been elected and have qualified.

Section 9.

Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, the articles of association of UNB shall be the restated articles of association of the resulting bank.

Bank Merger Agreement
UNB/FCF
Page Three
April 3, 1994



Section 10.

This Agreement may be terminated by the unilateral action of the Board of Directors of any participant prior to the approval of the shareholders of the participant or by the mutual consent of the board of all participants after any shareholder group has taken affirmative action. Since time is of the essence to this Agreement, if for any reason the transaction shall not have been consummated by July 31, 1994, the Agreement shall terminate automatically as of that date unless extended, in writing, prior to this date by mutual action of the boards of the participants.

Section 11.

This Agreement shall be ratified and confirmed by the affirmative vote of Union Bancshares, Inc., as sole shareholder of UNB and by UNB, as sole shareholder of FCF, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

WITNESS, the signatures of the merging entities this 3rd day of April, 1994, each set by its president and attested to by its secretary pursuant to a resolution of its Board of Directors, acting by a majority, and witness the signature of a majority of each of the Board of Directors:


                              UNION NATIONAL BANK OF WICHITA

                              By: /S/ G. ROBERT HARRISON, JR.
                                 G. Robert Harrison, Jr.
                                 Executive Vice President
(SEAL OF BANK)
                              ATTEST:

                              By: /S/ STEVEN C. WORRELL
                                 Steven C. Worrell, Secretary



                              FIRST COMMUNITY FEDERAL SAVINGS
                                   AND LOAN ASSOCIATION

                              By: /S/ G. ROBERT HARRISON, JR.
                                 G. Robert Harrison, Jr.
                                 Executive Vice President
(SEAL OF COMPANY)
                              ATTEST:

                              By: /S/ STEVEN C. WORRELL
                                 Steven C. Worrell, Secretary

Bank Merger Agreement
UNB/FCF
Page Four
April 3, 1994



STATE OF KANSAS       )
                      )  SS:
COUNTY OF SEDGWICK    )


     On this 3rd day of April, 1994, before me, a notary public for this state and county, personally came G. Robert Harrison, Jr., as Executive Vice President, and Steven C. Worrell, as Secretary, of
Union National Bank of Wichita, and each in his capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.


                    /S/ PATSY E. NELLIS
                    Patsy E. Nellis

(Seal of Notary)    Notary Public,           Sedgwick       County.

                    My commission expires         12-21-97




STATE OF KANSAS       )
                      )  SS:
COUNTY OF SEDGWICK    )


On this 3rd day of April, 1994, before me, a notary public for this state and county, personally came G. Robert Harrison, Jr, as Executive Vice President, and Steven C. Worrell, as Secretary, of First Community Federal Savings and Loan Association, and each in his capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.


                    /S/ PATSY E. NELLIS
                    Patsy E. Nellis

(Seal of Notary)    Notary Public,           Sedgwick       County.

                    My commission expires         12-21-97

                         Restated and Amended
                        ARTICLES OF ASSOCIATION
                                  OF
                    UNION NATIONAL BANK OF WICHITA
                            WICHITA, KANSAS
                            August 16, 1989



          For the purposes of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do hereby enter into the following Articles of Association:

                              ARTICLE ONE

          The title of this Association shall be Union National Bank of Wichita.

                              ARTICLE TWO

          The main office of the Association shall be in Wichita, Sedgwick County, Kansas. The general business of the Association shall be conducted at its main office and its branches.

                             ARTICLE THREE

          (a) The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his or her directorship, shall own, at a minimum, par value of stock of this Association or a minimum par market value or equity interest of stock in the bank holding company controlling this Association as required by the Comptroller of the Currency or as required by the laws of the United States.

          (b) Any vacancy in the Board of Directors may be filled by action of the Board of Directors provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

                             ARTICLE FOUR

          (a) There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on the day of each year specified therefore in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

Union National Bank of Wichita
Articles of Association
August 16, 1989
Page Two


          (b) Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the bank entitled to vote for election of directors.

                             ARTICLE FIVE

          (a) The authorized amount of capital stock of this Association shall be: one million (1,000,000) shares of common stock with a par value of Ten Dollars ($10) each, amounting in the aggregate to Ten Million Dollars ($10,000,000); provided, however, that said capital stock and the par value thereof may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

          (b) No holder of shares of the capital stock of any class of the Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Association issued, whether now or hereafter authorized, or to any obligations convertible into stock of the Association.

          (c) The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

                              ARTICLE SIX

          The Board of Directors shall appoint one of its members president of this Association, and one of its members chairperson of the Board, and an officer who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the Association. The Board of Directors shall have the power to appoint one or more vice presidents and such other officers and employees as may be required to transact the business of this Association; to define the duties of the officers and employees of the Association; to fix the salaries to be paid to the officers and employees; to dismiss officers and employees; to require bonds from officers and employees and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all bylaws that it may be lawful for the Board to make; and generally to perform all acts that are legal for a Board of Directors to perform.

                             ARTICLE SEVEN

          The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Wichita, Kansas, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency, and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

Union National Bank of Wichita
Articles of Association
August 16, 1989
Page Three


                             ARTICLE EIGHT

          The corporate existence of this Association shall continue until terminated according to the laws of the United States.

                             ARTICLE NINE

          The Board of Directors of this Association, or any one or more shareholders owning, in the aggregate, not less than ten percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association.


                              ARTICLE TEN

          To the fullest extent permissible under the Kansas General Corporation Code or the indemnification provision of any successor statute, but subject to 12 CFR 7.5217 as may be amended or substituted, this Association shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of this Association to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of this Association or of a subsidiary of this Association, or is or was serving at the request of this Association as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, and (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of this Association), by reason of the fact that he is or was a director, officer, or employee of this Association or of a subsidiary of this Association or is or was serving at the request of this Association as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such a person. However, no such indemnification shall be available to any person against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order

Union National Bank of Wichita
Articles of Association
August 16, 1989
Page Four


assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association. This Association may, but shall not be required to, purchase liability insurance indemnifying the directors, officers, and employees of this Association and its subsidiaries.

                            ARTICLE ELEVEN

          These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, in which case the vote by the holders of such greater amount will be required.


          IN WITNESS WHEREOF, we have hereunto set our hands this 16th day of August, 1989.



/S/ JACK B. HINKLE                 /S/ CLARENCE COLEMAN
Jack B. Hinkle                     Clarence Coleman



/S/ WILLIAM G. WATSON              /S/ RICHARD A. CURRY
William G. Watson                  Richard A. Curry



                                   /S/ SISTER M. SYLVIA EGAN
James N. Dondlinger                Sister M. Sylvia Egan



/S/ JOHN A. ELLIOTT
John A. Elliott                    Robert A. Geist



/S/ ANDREW E. GORE                 /S/ FRAN D. JABARA
Andrew E. Gore                     Fran D. Jabara



/S/ RANDOLPH D. LOVE               /S/ ROBERT D. LOVE
Randolph D. Love                   Robert D. Love



/S/ DONALD H. PRATT                /S/ THOMAS D. WHITE
Donald H. Pratt                    Thomas D. White